Exhibit 99.1

Omniq Announces A Purchase Order To Deploy Its AI-Based Machine Vision Vehicle Recognition Solution (VRS) In A Large-Scale Safe District In South America.

●	omniQ’s solution identifies all vehicles withing the district’s boundaries, detecting ones on the lookout, digitally signing each vehicle omniQ’s Ai determines as a threat, providing authorities with proactive event management to create a Safe City

●	omniQ’s Ai -based patented system is deployed worldwide for public safety, terror prevention, access control and Automation of Parking.

●	This order follows recent purchase orders from few cities in the US, for omniQ’s Q Shield™ system that uses omniQ’s same Ai machine vision platform.

SALT LAKE CITY, April 19, 2022 (GlobeNewswire) -- OMNIQ CORP. (NASDAQ:OMQS) announced today it was awarded a follow on contract to from a global leading high-end defense solutions, enterprise to deploy OMNIQ’s AI based Machine Vision solution in a district of Uruguay, to provide a Safe District project. The project spans across six municipal authorities, including a well-known tourist resort. The successful project started approximately four years ago and now local authorities decided to extend the project and order additional systems from omniQ and upgrade with additional new features offered by omniQ.

The Safe District project includes OMNIQ’s sensors with AI based Vehicle Recognition System that will allow the operators of the control room to obtain real-time data from the field and alert law enforcement officials, including logistics and emergency personnel, in conjunction with the nature of the event.

OMNIQ’s patented AI Neural Network based algorithm Imitates the Human Eyes and Brain and is Capable of Detecting, Analyzing and Recognizing Patterns including License Plates and car model and make. OMNIQ’s system is deployed in many sensitive spots worldwide for crime and terror prevention, law enforcement, access control and automation of parking.

Recently the Company published the City of Adrian Chief of Police statement, claiming OMNIQ’s AI Machine Vision system is: “..a major force multiplier. If you’re looking into it and you really want to have something like this, you can’t afford not to…” (please see company’s press release from April 13, 2022)

“We are proud to have won this Safe District contract, demonstrating once again the value of our AI based solution for a variety of verticals with multibillion dollars potential. I am sure that many more customers have similar needs and hope will follow the Uruguay authorities, the Israeli Government and the Cities in the US that already contracted us and will choose our sophisticated “battle proven” solution as the means to improve public safety.” Commented Mr. Shai Lustgarten, CEO of OmniQ Corp.

About omniQ Corp.

omniQ Corp. (Nasdaq: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com .

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Koko Kimball
(385)-758-9241
kkimball@omniq.com